EXHIBIT 99.1

DIRECTORS RESOLUTIONS

OF

LITERA GROUP, INC.

(the “Company”)

WHEREAS:

A.	Wade Gardner has consented to step down as an officer and as a Member of the Board of Directors of the Company.

B.	Abraham Rosenblum has consented to act as the new President, CEO, CFO, Treasurer, Secretary and Chairman of the Board of Directors of the Company.

C.	Hershel Weiss has consented to act as a member of the Board of Directors of the Company.

BE IT RESOLVED THAT:

D.	Wade Gardner stepped down as an officer and as a Member of the Board of Directors of the Company.

E.	Abraham Rosenblum, as appointee of Purchasers, has consented to act as the new President, CEO, CFO, Treasurer, Secretary and Chairman of the Board of Directors of the Company.

F.	Hershel Weiss has consented to act as a member of the Board of Directors of the Company.

Effective date: December 30, 2016

/s/ Wade Gardner
Wade Gardner

/s/ Abraham Rosenblum
Abraham Rosenblum

/s/ Hershel Weiss
Hershel Weiss